AMENDMENT NO.2 TO
                            ADMINISTRATION AGREEMENT

THIS AMENDMENT NO. 2 TO ADMINISTRATION AGREEMENT (this "AMENDMENT"), effective as of April 1, 2010 (the "AMENDMENT EFFECTIVE DATE"), by and among Old Mutual Absolute Return Master Fund, L.L.C.; Old Mutual Absolute Return Fund, L.L.C.; Old Mutual Emerging Managers Master Fund, L.L.C.; Old Mutual Emerging Managers Fund, L.L.C.; Old Mutual Emerging Managers Institutional Fund, L.L.C. and Old Mutual Absolute Return Institutional Fund, L.L.C. (collectively, the "FUNDS") and SEI Investments Global Funds Services (hereinafter referred to as the "ADMINISTRATOR").

WHEREAS:

     1. The Administrator and the Funds entered into an Administration Agreement, dated as of October 13, 2006 (the "AGREEMENT"), as amended, pursuant to which, among other things, the Administrator agreed to provide certain administration services on behalf of the Funds; and

     2. The Parties previously amended the Agreement effective February 8, 2007, in order to add a new Fund, extend the duration and adjust the fees of the Agreement.

     3. The parties hereto desire to further amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. DEFINED TERMS. Except as specifically set forth herein, defined terms used herein shall have their respective meanings as set forth in the Agreement.

2. SECTION 9.01 (TERM AND RENEWAL). Section 9.01 (Term and Renewal) of the Agreement is hereby deleted in its entirety and replaced as set forth below:

     9.01 TERM AND RENEWAL. This Agreement shall become effective as of the Effective Date and shall remain in effect through and until April 30, 2013 (the "INITIAL TERM"), and thereafter shall automatically renew for successive one year terms (each such period, a "RENEWAL TERM") unless terminated by any party giving written notice of non-renewal at least ninety days prior to the last day of the then current term to each other party hereto.

3. SECTION 9.02.02 (TERMINATION FOR CAUSE). Section 9.02.02 (Termination for Cause -- Liquidation) is hereby deleted in its entirety and replaced as set forth below:

     9.02.02 This Agreement may be terminated by any party giving one hundred twenty days prior notice in writing to the other parties prior to the "liquidation" of a Fund. For purposes of this paragraph, the term "liquidation" shall mean a transaction in which all the assets of a Fund are sold or otherwise disposed of and proceeds there from are distributed in cash to the investors in complete liquidation of the Interests of investors in such Fund. A termination pursuant to this SECTION 9.02.02 shall be effective with respect to any Fund as of the date of such liquidation. Notwithstanding the foregoing, the liquidating Fund shall pay the fees set forth on SCHEDULE III for the remainder of the one hundred twenty day period prior to the liquidation date, such amount payable prior to liquidation. For the avoidance of doubt, from and after the effective date of a Fund's liquidation, no additional fees shall be chargeable to such Fund and Administrator shall not seek any claim for damages against the liquidated Fund or the Investment Manager for early termination of the Agreement.

4. SCHEDULE III (SCHEDULE OF FEES). Schedule III (Schedule of Fees) of the Agreement is hereby deleted in its entirety and replaced as set forth in Attachment I hereto.

5. RATIFICATION OF AGREEMENT. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

6. COUNTERPARTS. This Amendment may be executed in two or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. This Amendment shall be deemed executed by each party when any one or more counterparts hereof or thereof, individually or taken together, bears the original, facsimile or scanned signatures of each of the parties.

7. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Amendment has been entered into as of the day and year first above written.

FUNDS:                                                    ADMINISTRATOR:

OLD MUTUAL ABSOLUTE RETURN MASTER FUND, L.L.C.     SEI INVESTMENTS GLOBAL FUNDS
                                                   SERVICES

By: /s/ Ross Weissman                              By: /s/ John Alshefski
   --------------------                                ------------------------
Name:   Ross Weissman                               Name:  John Alshefski
Title:  Chief Financial Officer                    Title  Senior Vice President


OLD MUTUAL ABSOLUTE RETURN FUND, L.L.C.

By: /s/ Ross Weissman
   --------------------
Name:  Ross Weissman
Title: Chief Financial Officer


OLD MUTUAL EMERGING MANAGERS MASTERS FUND, L.L.C.

By: /s/ Ross Weissman
   --------------------
Name:   Ross Weissman
Title:  Chief Financial Officer


OLD MUTUAL EMERGING MANAGERS FUND, L.L.C.

By: /s/ Ross Weissman
   --------------------
Name:   Ross Weissman
Title:  Chief Financial Officer


OLD MUTUAL ABSOLUTE RETURN INSTITUTIONAL FUND, L.L.C.

By: /s/ Ross Weissman
   --------------------
Name:   Ross Weissman
Title:  Chief Financial Officer


OLD MUTUAL EMERGING MANAGERS INSTITUTIONAL FUND, L.L.C.

By: /s/ Ross Weissman
   --------------------
Name:   Ross Weissman
Title:  Chief Financial Officer

                                  ATTACHMENT I

                                SCHEDULE OF FEES

ADMINISTRATION AND ACCOUNTING FEE:

The  following  fees are due and payable  monthly to  Administrator  pursuant to
SECTION 8 of the Agreement. Each Master Fund and associated two Feeder Funds ("MASTER/FEEDER") will be charged the greater of the Asset Based Fee or the Annual Minimum Fee, in each case calculated in the manner set forth below.

ASSET BASED FEES: (calculated and assessed monthly in arrears based on the net assets of the applicable Fund as of the prior month-end):


                                                                    BASIS POINTS
                                                     EACH FEEDER         EACH MASTER       TOTAL
                                                         FUND               FUND

First $100 million in net assets of the                   13                  1              14
applicable Fund

Next $200 million in aggregate net assets of the          11                  1              12
applicable Fund

Next $200 million in aggregate net assets of the           9                  1              10
applicable Fund

Net assets of the applicable Fund in excess of             7                  1               8
$500 million


ANNUAL MINIMUM FEE:  (calculated and paid on a monthly basis):

 Old Mutual Absolute Return Master Fund, L.L.C.                           $5,000
 Old Mutual Absolute Return Fund, L.L.C. & Old Mutual Absolute
 Return Institutional Fund, L.L.C.                                      $120,000
 Old Mutual Emerging Managers Master Fund, L.L.C.                         $5,000
 Old Mutual Emerging Managers Fund, L.L.C. & Old Mutual Emerging
 Managers Institutional Fund, L.L.C.                                    $120,000

SUB-TRANSFER AGENCY FEE:

Base Fee:
         $2,000 per month per CUSIP

Shareholder Account Fees:
         $1.50 per month per directly held shareholder account (assuming no phone servicing)
         $2.00 per month per directly held shareholder account (assuming Citigroup performs telephone shareholder servicing)
         $0.25 per month per closed shareholder account

Account Set-up Fees:
         $25 per new shareholder account

The sub-transfer agency fee assumes a $50,000 complex minimum sub-transfer agency fee ($25,000 for each Feeder Fund group, Absolute Return/Emerging Managers) based on the assumption that there will be two Master Funds within this complex.

CUSTODY AND ESCROW FEE:

          0.75 basis points annually on the month-end net assets of each Master Fund and 0.25 basis points annually on the month-end net assets of each Feeder Fund. The Custody and Escrow Fee assumes a $1,500 minimum fee for each escrow and operating account opened on behalf of each Fund.

          For purposes of clarification, the parties acknowledge and agree that the Custody Fee paid by the Funds to the Administrator hereunder shall be remitted to SEI Private Trust Company, as custodian to the Funds, in accordance with the Administrators duties hereunder.

ADDITIONAL FEEDERS/CLASSES:

          $15,000 per feeder/class (if the Administrator is selected as the administrator of such feeder/class)

OUT OF POCKET EXPENSES:

          All reasonable out of pocket expenses (as set forth in Section 7.02 of this Agreement) incurred by the Administrator on behalf of any Fund will be billed to the applicable Fund quarterly in arrears. For purposes of clarification, out-of-pocket charges include banking, NSCC, Fund paper stock, proxy solicitor, escheatment, anti-money laundering expenses and related audit, SAS 70, communications, document preparation and insertion, postage and delivery services, reproduction arid record storage and retention expenses.